Exhibit 1.1

EXECUTION VERSION

DATED FEBRUARY 6, 2025

EMBRAER NETHERLANDS FINANCE B.V.

U.S.$650,000,000 OF 5.980% NOTES DUE 2035

GUARANTEED BY

EMBRAER S.A.

UNDERWRITING AGREEMENT

February 6, 2025

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

United States

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

United States

PNC Capital Markets LLC

The Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, PA 15222

United States

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States

Banco Bradesco BBI S.A.

Av Presidente Juscelino Kubitschek, No. 1309, 10th floor

São Paulo, SP, 04543-011

Brazil

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, New York 10019

United States

Santander US Capital Markets LLC

437 Madison Ave, 7th Floor

New York, New York 10022

United States

Ladies and Gentlemen:

Embraer Netherlands Finance B.V. (the “Issuer”), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, with its corporate seat (statutaire zetel) in Amsterdam, the Netherlands and registered with the trade register of the Dutch Chamber of Commerce (Kamer van Koophandel) under number 63376431 and Embraer S.A. (“Embraer,” and together with the Issuer, the “Obligors”), a corporation (sociedade por ações) organized and existing under the laws of the Federative Republic of Brazil (“Brazil”) confirm their agreement with Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, PNC Capital Markets LLC, BofA Securities, Inc., Banco Bradesco BBI S.A., Credit Agricole Securities (USA) Inc. and Santander US Capital Markets LLC (the “Underwriters”), with respect to the sale by the Issuer and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule I hereto of U.S.$650,000,000 aggregate principal amount of the Issuer’s 5.980% Notes due 2035 (the “Notes”). The payment of interest, principal and premium (if any) on the Notes will be fully and unconditionally guaranteed (the “Guarantee”) on a senior unsecured basis by Embraer. The Notes and the Guarantee together are herein collectively referred to as the “Securities” and this agreement is referred to herein as the “Agreement.”

The Securities will be issued pursuant to an indenture to be dated on or about February 11, 2025 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”), among the Obligors and The Bank of New York Mellon, as trustee, registrar, transfer agent and paying agent (the “Trustee”). Certain terms of the Securities will be established pursuant to a supplemental indenture to the Base Indenture to be dated on or about February 11, 2025, among the Obligors and the Trustee (together with the Base Indenture, the “Indenture”).

The following terms are used herein as defined below:

“Affiliate” has the meaning specified in Rule 501(b) of Rule 405 under the Securities Act.

“Applicable Time” means 4:15 p.m. (New York City time) on February 6, 2025.

“Annual Report” means Embraer’s annual report on Form 20-F for the year ended December 31, 2023, filed on April 5, 2024.

“Base Prospectus” means the base prospectus relating to the Securities contained in the Registration Statement at the Applicable Time.

“Brazilian Anti-Corruption Law” means Brazilian Law No. 12,846/2013, as regulated by Decree No. 11,129/2022, as amended.

“Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City, Amsterdam, the Netherlands or São Paulo, Brazil.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the U.S. Securities and Exchange Commission.

“Disclosure Package” means (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Applicable Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II to this Agreement that are designated for inclusion in the Disclosure Package, including any Final Term Sheet prepared and filed pursuant to Section 5(d) hereof and (iv) and any other Free Writing Prospectus that the parties to this Agreement shall expressly agree in writing to treat as part of the Disclosure Package.

“DTC” means The Depository Trust Company.

“Effective Date” means each date and time that the Registration Statement or any post-effective amendment thereto became or becomes effective and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under Securities Act.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“Final Prospectus” means the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.

“Final Term Sheet” has the meaning set forth in Section 5(d) hereof.

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the Securities Act.

“IFRS” means International Financial Reporting Standards, as issued by the International Accounting Standards Board.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.

“Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus, which relates to the Securities and is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” means the registration statement referred to in the first sentence of Section 1(a), including exhibits, and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, also means the registration statement so amended.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Subsidiary” means each subsidiary (as defined in Rule 405 under the Securities Act), including the Issuer, of Embraer.

“Transaction Documents” means the Indenture, the Securities and this Agreement.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Underwriter Information” means the first paragraph under the caption “Underwriting—Price Stabilization and Short Positions” in the Disclosure Package and the Final Prospectus.

“U.K. Bribery Act 2010” means the U.K. Bribery Act of 2010, as amended.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed with or furnished to the Commission under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing or furnishing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus that is incorporated therein by reference.

1. Representations, Warranties and Agreements of the Obligors. The Obligors, jointly and severally, represent and warrant to, and agree with, each Underwriter, as of the date hereof, as follows:

(a) The Obligors have prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 under the Securities Act on Form F-3, including a related Base Prospectus (File No. 333-284698), for registration under the Securities Act of the offer and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, became effective upon filing. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Obligors or related to the offering has been initiated or threatened by the Commission. The Obligors may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Obligors will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b).

(b) On the applicable Effective Date, the Registration Statement and any amendment thereto complied, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will comply, in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act. On the applicable Effective Date and at the Applicable Time, the Registration Statement and any amendment thereto did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act. On the date of any filing pursuant to Rule 424(b), each Preliminary Prospectus did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Obligors do not make any representation or warranty as to (i) any Underwriter Information or (ii) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee.

(c) The documents incorporated by reference in the Registration Statement and any amendment thereto, the Disclosure Package or the Final Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and any further documents deemed to be or, in the case of a Report on Form 6-K, designated as being incorporated by reference in the Registration Statement and any amendment thereto or the Disclosure Package after the date of this agreement, when such documents are filed with or furnished to the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and when read together with the other information included or incorporated in the Registration Statement and any amendment thereto, the Disclosure Package or the Final Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) At the Applicable Time, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Obligors do not make any representation or warranty with respect to Underwriter Information.

(e) The Obligors meet the requirements for use of Form F-3 under the Securities Act; and the Issuer was (i) at the time of initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Obligors or any person acting on their behalf (within the meaning, for purposes of this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, and is a “well-known seasoned issuer” and each Obligor was not, and is not, an “ineligible issuer” (in each case as defined in Rule 405 under the Securities Act) at any “determination date” under Rule 164 under the Securities Act or Rule 405 under the Securities Act that is relevant to the offering of the Securities.

(f) The Obligors have not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to its use of the automatic shelf registration statement form.

(g) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified and each Issuer Free Writing Prospectus, when taken together with the Preliminary Prospectus, did not at the Applicable Time, and on the Closing Date will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Obligors do not make any representation or warranty with respect to Underwriter Information.

(h) The consolidated financial statements of Embraer and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of Embraer and its Subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with IFRS applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus has been derived from the accounting records of Embraer and its Subsidiaries and presents fairly the information shown thereby.

(i) Except (A) as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus (including any document incorporated by reference therein prior to or on the date hereof) and (B) for issuances of Embraer’s shares and increases in Embraer’s capital stock as a result of stock options, since the date of the most recent consolidated financial statements of Embraer included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus, (i) there has not been any change in the share capital or long-term debt of Embraer or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by Embraer on any class of its share capital, any material adverse change or any development involving a material adverse change, in or affecting the business, properties, management, financial position or results of operations of Embraer and its Subsidiaries, taken as a whole; (ii) neither Embraer nor any of its Subsidiaries has entered into any transaction or agreement, not in the ordinary course of business, that is material to Embraer and its Subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to Embraer and its Subsidiaries taken as a whole; and (iii) Embraer and its Subsidiaries, taken as a whole, have not sustained any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(j) Each of the Obligors and the other Subsidiaries has been duly organized or incorporated and is validly existing and in good standing under the laws of its respective jurisdiction of organization or incorporation (where such concept is applicable), is duly qualified to do business and is in good standing in each jurisdiction (where such concept is applicable) in which its respective ownership or lease of property or the conduct of its respective business requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the business in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations of each Obligor and its Subsidiaries taken as a whole or on the performance by the Obligors of their respective obligations under any of the Transaction Documents or on the consummation of any of the transactions contemplated hereby or thereby (a “Material Adverse Effect”).

(k) Embraer has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus under the heading “Capitalization”; and, except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, all the outstanding shares of capital stock or other equity interests of the Issuer and each Subsidiary: (i) have been duly and validly authorized and issued; and (ii) are fully paid and non-assessable (except, in the case of any non-U.S. Subsidiary, for directors’ qualifying shares); and, in the case of each Subsidiary, Embraer holds the shares directly or indirectly free and clear of any lien, charge, encumbrance, security interest, restriction on voting or any other claim of any third party.

(l) Each of the Obligors has full right, power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(m) The Indenture has been duly authorized by the Obligors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Obligors enforceable against the Obligors in accordance with its terms, except as enforceability may be subject to (i) the effects of bankruptcy, court-supervised corporate reorganization, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) certain statutory preferred claims for wages, salaries, social security and taxes and as provided by Brazilian law, which will have preference over any other claim (collectively, the “Enforceability Exceptions”); on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder; and the Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package or the Final Prospectus.

(n) The Securities have been duly authorized by the Obligors and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Obligors enforceable against the Obligors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(o) This Agreement has been duly authorized, executed and delivered by the Obligors.

(p) None of the Obligors or any of the other Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Obligor or any of the other Subsidiaries is a party or by which such Obligor or any of the other Subsidiaries is bound or to which any of the property or assets of the Obligors or any of the other Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any Brazilian (federal, state or local), Dutch, U.S. (federal, state or local) or other court or arbitrator or governmental or regulatory authority having jurisdiction over the Obligors or any of the other Subsidiaries or any of their respective property, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) The execution, delivery and performance by the Obligors of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Obligors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Obligors or any of the other Subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Obligors or any of the other Subsidiaries is a party or by which the Obligors or any of the other Subsidiaries is bound or to which any of the property or assets of the Obligors or any of the other Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Obligors or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any Brazilian, Dutch, U.S. federal or state, or other court or arbitrator or governmental or regulatory authority having jurisdiction over the Obligors or any of the other Subsidiaries or any of their respective property, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) No consent, approval, authorization, order, registration or qualification of or with any Brazilian, Dutch, U.S. federal or state, or other court or arbitrator or governmental or regulatory authority, is required for the execution, delivery and performance by the Obligors of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Obligors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) such as have been obtained under the Securities Act and the Trust Indenture Act, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable securities laws of the various states in the United States or as may be required by the securities or similar laws of any foreign jurisdiction other than Brazil or the Netherlands in connection with the purchase and resale of the Securities by the Underwriters, and (iii) any registration with the Brazilian Central Bank of (x) the amounts to be received by and the remittances of payments to be made by the Obligors in connection with the Securities or (y) any remittances of payments to be made by the Obligors pursuant to the indemnification and contribution provisions of this Agreement.

(s) Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending before any Brazilian, Dutch, U.S. federal or state, or other court, governmental agency or body to which the Obligors or any of the other Subsidiaries is a party or to which any property of the Obligors or any of the other Subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Obligors or any of the other Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, no such investigations, actions, suits or proceedings, to the knowledge of the Obligors, are threatened or contemplated by any governmental or regulatory authority or by others.

(t) KPMG Auditores Independentes Ltda., which has audited the consolidated financial statements of Embraer as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022, and reviewed the condensed consolidated interim financial statements of Embraer as of September 30, 2024 and for the nine-month periods ended September 30, 2024 and 2023 incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to Embraer and its Subsidiaries within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and as required by the Securities Act.

(u) PricewaterhouseCoopers Auditores Independentes Ltda., which has audited the consolidated financial statements of Embraer for the year ended December 31, 2021, which information is incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, is an independent registered public accounting with respect to Embraer and its Subsidiaries within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the PCAOB and as required by the Securities Act.

(v) Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, Embraer and its Subsidiaries have good and marketable title and/or acquisition rights to, or have valid rights to lease, acquire or otherwise use, all items of real and personal property that are material to the respective businesses of Embraer and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title and/or acquisition rights, except those that (i) do not materially interfere with the use made and proposed to be made of such property by Embraer and its Subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect.

(w) Embraer and its Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except for the failure to own or possess any such license or other right that would not, individually or in the aggregate, have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any respect with any such rights of others, and neither Embraer nor any of its Subsidiaries has received any notice of any claim of infringement of or conflict with any such rights of others, which infringement or conflict would, individually or in the aggregate, have a Material Adverse Effect.

(x) No relationship, direct or indirect, exists between or among Embraer or any of its Subsidiaries, on the one hand, and the directors, officers, shareholders or other Affiliates of Embraer or any of its Subsidiaries, on the other, that would be required by the Securities Act to be described in the Registration Statement, the Disclosure Package and the Final Prospectus and that is not so described.

(y) None of the Obligors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Final Prospectus, none of them will be, required to register as an “investment company” within the meaning of the Investment Company Act.

(z) Embraer and its Subsidiaries have filed or caused to be filed all tax returns required to be filed through the date hereof or have properly requested extensions thereof, and have paid all taxes due thereon (other than taxes being contested in good faith and for which appropriate reserves have been made in accordance with IFRS), except for the filings of tax returns or payment of taxes, as applicable, the failure to so file or pay, as applicable, would not, individually or in the aggregate, have a Material Adverse Effect; and except as otherwise disclosed in each of the Registration Statement, the Disclosure Package and the Final Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against Embraer or any of its Subsidiaries or any of their respective properties or assets that would have a Material Adverse Effect.

(aa) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid to Brazil or the Netherlands in connection with the execution and delivery of this Agreement or the Indenture or the issuance, offer or sale by the Obligors of the Securities, except that any document subsequently brought into Brazil, for enforcement purposes, will be subject to any Brazilian court fees and other costs relating to the proceedings described in Section 1(xx).

(bb) The Obligors and the other Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Brazilian (federal, state or local), Dutch, U.S. (federal, state or local) and other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Disclosure Package and the Final Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Disclosure Package and the Final Prospectus, none of the Obligors or any of the other Subsidiaries has received notice of any proceeding relating to the revocation or modification of any such license, certificate, permit or authorization that, individually or in the aggregate, if subject to an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(cc) No labor disturbance by or dispute with employees of Embraer or any of its Subsidiaries exists or, to the knowledge of the Obligors, is contemplated or threatened and such Obligor is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of such Obligor’s or any of the Subsidiaries’ principal suppliers, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) (i) Embraer and its Subsidiaries (x) are in compliance with any and all applicable Brazilian, Dutch, U.S. federal, state and local, and other laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to Embraer or its Subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive or comply with required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against Embraer or any of its Subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than any such proceedings that, if decided adversely to Embraer or any of its Subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect, (y) Embraer and its Subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would, individually or in the aggregate, have a Material Adverse Effect, and (z) except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, neither Embraer nor its Subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(ee) Embraer and its Subsidiaries have insurance in such amounts and covering such risks as are adequate for the conduct of their respective businesses; and neither Embraer nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers.

(ff) Embraer and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by Embraer in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to Embraer’s management as appropriate to allow timely decisions regarding required disclosure; and Embraer and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(gg) Embraer and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; Embraer and its Subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and to Embraer’s knowledge, no “material weakness” or “significant deficiency” (in each case as determined by Embraer in accordance with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) exists in Embraer’s internal controls.

(hh) There is and has been no failure on the part of Embraer or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ii) Embraer is subject to and is in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(jj) Except as disclosed in item 24.3 under the heading “Item 18. Financial Statements.” of Embraer’s Annual Report, neither Embraer nor any of its Subsidiaries nor, to the knowledge of Embraer, any director, officer, agent, employee or other person associated with or acting on behalf of Embraer or any of its Subsidiaries has (i) used any corporate funds of Embraer or any of its Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an unlawful offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of applicable law; (iii) made any payment or taken any action that would have violated or would be in violation of any of the FCPA, the U.K. Bribery Act 2010, the Brazilian Anti-Corruption Law or the equivalent laws of other applicable jurisdictions; or (iv) made any bribe, influence payment, unlawful rebate or kickback, or any other unlawful payment; and Embraer and its Subsidiaries have conducted their businesses in compliance in all material respects with the FCPA, the U.K. Bribery Act 2010, the Brazilian Anti-Corruption Law and all other applicable anti-corruption laws and have instituted and maintain policies and procedures reasonably designed to comply with such laws. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA, the U.K. Bribery Act 2010, the Brazilian Anti-Corruption Law, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(kk) Except as disclosed in item 24.3 under the heading “Item 18. Financial Statements.” of Embraer’s Annual Report, the operations of Embraer and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of Brazil, the Netherlands and all other applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Embraer or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Embraer, threatened.

(ll) Neither Embraer nor any of its Subsidiaries nor, to the knowledge of Embraer, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of Embraer or any of its Subsidiaries (i) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently subject to any sanctions administered or enforced by the United States (including any administered or enforced by the U.S. Office of Foreign Assets Control, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the Netherlands or the United Kingdom (including sanctions administered or enforced by His Majesty’s Treasury) (collectively, “Sanctions”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory, currently the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, the non-government-controlled areas of Kherson and Zaporizhzhia of Ukraine, Cuba, Iran, North Korea and Syria (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”), or (iii) will, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise). Since April 24, 2019, Embraer and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(mm) (x) There has been no material security breach or incident, unauthorized access or disclosure or other compromise of or relating to Embraer’s or any of its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including, without limitation, the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by Embraer and its Subsidiaries, and any such data processed or stored by third parties on behalf of Embraer and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (y) neither Embraer nor any of its Subsidiaries has been notified of, and each of them has no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data, except for any such breach, incident, unauthorized access, disclosure or violation that would not reasonably be expected to have a Material Adverse Effect; and (z) Embraer and its Subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards in the jurisdictions in which they conduct their respective activities. Embraer and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where non-compliance with any such laws, statutes, judgments, orders, rules, regulations, internal policies and contractual obligations would not reasonably be expected to have a Material Adverse Effect.

(nn) The Notes will constitute direct, unconditional, senior and unsecured obligations, without any preference among themselves, of the Issuer and will rank pari passu with all other existing and future senior and unsecured obligations of the Issuer, subject to the Enforceability Exceptions; and the Notes will constitute “senior indebtedness” as such term is defined in any indenture or agreement governing any outstanding subordinated indebtedness of the Issuer.

(oo) The payment obligations of Embraer under the Guarantee will rank at least pari passu with all other existing and future senior and unsecured obligations of Embraer, subject to the Enforceability Exceptions, except that certain claims against Embraer, such as claims for salaries, wages, social security, taxes and other statutorily preferred claims, will have preference over any other claims; and the payment obligations of Embraer under the Guarantee will constitute “senior indebtedness” as such term is defined in any indenture or agreement governing any outstanding subordinated indebtedness of Embraer.

(pp) No Subsidiary of Embraer is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to Embraer, from making any other distribution on such Subsidiary’s capital stock, from repaying to Embraer any loans or advances to such Subsidiary from Embraer or from transferring any of such Subsidiary’s properties or assets to Embraer or any other subsidiary thereof.

(qq) Neither Embraer nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(rr) The Obligors have not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of the Securities or any debt security of the Obligors.

(ss) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package and the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(tt) Nothing has come to the attention of the Obligors that has caused the Obligors to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(uu) Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, under the current laws and regulations of Brazil and any applicable political subdivision thereof, all principal, interest (including additional interest, if any), additional amounts, if any, and other payments due or made on the Securities may be paid by the Obligors to holders of the Securities in U.S. dollars; and except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, all such payments made to holders of the Securities who are non-residents of Brazil or the Netherlands (i) should not be subject to income, withholding or other taxes under laws and regulations of Brazil or the Netherlands or any political subdivision or taxing authority thereof or therein and (ii) should otherwise be free and clear of any other tax, duty, withholding or deduction in Brazil or the Netherlands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Brazil or the Netherlands or any political subdivision or taxing authority thereof or therein.

(vv) It is not necessary under the laws of Brazil or the Netherlands that any holder of Securities, the Underwriters or the Trustee should be licensed, qualified or entitled to carry on business in Brazil or the Netherlands (i) to enable any of them to enforce their respective rights under the Transaction Documents or any other document to be delivered in connection herewith or therewith or (ii) solely by reason of the execution, delivery or performance of any of the Transaction Documents.

(ww) (i) The choice of the law of the State of New York as the governing law of this Agreement, the Indenture and the Securities is a valid choice of law under the laws of Brazil and the Netherlands and the Obligors have no reason to believe that it will not be honored by the courts of Brazil or the Netherlands; provided, however, that (x) in the case of Brazil, these laws as interpreted are not found to contravene Brazilian national sovereignty, good morals or public policies (as to which Embraer has no reason to believe that such choice of law would contravene Brazilian national sovereignty, good morals or public policies) and (y) in the case of the Netherlands, Dutch courts may give effect to provisions that cannot be derogated from by agreement and to the overriding mandatory provisions of the laws of another country if and insofar as, under the law of the latter country, those rules must be applied regardless of the law applicable to the contract; (ii) the submission by each Obligor to the non-exclusive jurisdiction of the U.S. federal or state courts sitting in the Borough of Manhattan, The City of New York, set forth in this Agreement and the Indenture constitute valid and legally binding obligations of the Obligors; and (iii) service of process effected in the manner set forth in this Agreement and the Indenture, assuming validity under the laws of the State of New York, (a) will be effective, insofar as Brazilian law is concerned, to confer valid personal jurisdiction over Embraer and (b) will be effective, insofar as Dutch law is concerned, to confer valid personal jurisdiction over the Issuer.

(xx) To ensure the legality, validity or enforceability of this Agreement, the Indenture and the Securities, it is not necessary that any such document be filed or recorded with any court or other authority in Brazil or the Netherlands, except that with respect of Brazil (i) the signature of any party executing such documents outside of Brazil must be notarized by a notary public licensed as such under the law of the place of signing, (ii) the signature of such notary public shall have been authenticated by a Brazilian consular office having jurisdiction over the place of execution or, for the countries that ratified the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents, the notary public may be apostilled under the law and rules of the place of the notarization, (iii) this Agreement, the Indenture and the Securities, must be translated into the Portuguese language by a sworn translator, which signature must be notarized by a notary public, and (iv) this Agreement, the Indenture and the Securities, together with their respective sworn translations referred to in item “iii” above, must be registered with the appropriate registry of deeds and documents in Brazil, which registration may be made at any time for judicial enforcement of this Agreement, the Indenture or the Securities in Brazil and, in case of court proceedings filed against Embraer in Brazil, certain court costs and deposits to guarantee judgment might become due and any Brazilian or foreign plaintiff not resident in Brazil or who is abroad during the course of a legal proceeding will be required to make cash deposits as security for process costs and for third party attorney’s fees, should such plaintiff not have any real property in Brazil to assure payment thereof, in accordance with Article 83 of the Brazilian Civil Procedure Code, except in case of execution writs or counterclaims as established under Article 83, §1º, II and III of the Brazilian Civil Procedure Code.

(yy) The Obligors and their respective obligations under this Agreement, the Indenture and the Securities are subject to suit, and none of the Obligors or any of the other Subsidiaries or any of their respective properties or assets has any right of immunity, on any grounds, from any action, suit or proceeding, from the giving of any relief in any action, suit or proceeding, from set-off or counter claim, from the jurisdiction of any Brazilian, Dutch or U.S. federal or New York state court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter arising out of or relating to this Agreement, the Indenture or the Securities, as the case may be.

For purposes of this Section 1 as well as for Section 6 hereof, references to “the Registration Statement, the Disclosure Package and the Final Prospectus” are to each of them as a separate or stand-alone document (and not the three of them taken together), so that representations, warranties, agreements, conditions and legal opinions will be made, given or measured independently in respect of each of the Registration Statement, the Disclosure Package and the Final Prospectus.

Any certificate signed by one or more directors, officers or representatives of the Obligors as provided in their respective constitutive documents and delivered to the Underwriters or U.S. or Brazilian counsel to the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by any Obligor as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at a purchase price of 98.938% of the aggregate principal amount thereof (the “Purchase Price”), plus accrued interest, if any, from February 11, 2025 to the Closing Date (as defined below), the principal amount of Notes set forth opposite such Underwriter’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 a.m. (New York City time) on February 11, 2025 or at such time on such later date not more than five Business Days after the foregoing date as the Underwriters and the Issuer shall determine, which date and time may be postponed by agreement between the Underwriters and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the several Underwriters for their respective accounts against payment by the several Underwriters of the Purchase Price thereof to or upon the order of the Issuer by wire transfer payable in immediately available funds to the account specified by the Issuer. Delivery of the Securities shall be made through the facilities of DTC.

4. Representations, Warranties and Agreements of the Underwriters.

Each Underwriter hereby severally represents, warrants and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any Free Writing Prospectus other than (i) a Free Writing Prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such Free Writing Prospectus with the Commission pursuant to Rule 433 under the Securities Act, (ii) any Issuer Free Writing Prospectus listed on Schedule II to this Agreement prepared pursuant to Section 5(d) hereto or (iii) any Free Writing Prospectus prepared by such Underwriter and approved by the Obligors in advance in writing; provided, however, that it may use a term sheet substantially in the form of the Final Term Sheet without the consent of the Obligors.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Obligors if any such proceeding against it is initiated during the period in which a prospectus relating to the Securities is required to be delivered under the Securities Act).

(e) the Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”) or the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of:

(i) in respect of the EEA:

(A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”); or

(ii) in respect of the United Kingdom:

(A) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or

(B) a customer within the meaning of the provisions of the U.K. Financial Services and Markets Act 2000, as amended (the “FSMA”)) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA.

(f) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity within the meaning of Section 21 of the FSMA received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or Embraer; and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

5. Agreements. The Obligors agree, jointly and severally, with each Underwriter as follows:

(a) Immediately following the execution of this Agreement, the Obligors will prepare a Final Prospectus setting forth the principal amount of Securities covered thereby and any terms thereof not otherwise specified in the Base Prospectus or any Preliminary Prospectus, the names of the Underwriters participating in the offering and the principal amount of Securities that each Underwriter severally, and not jointly, has agreed to purchase, the names of the Underwriters acting as bookrunners, managers or co-managers in connection with the offering, if any, the price at which the Securities are to be purchased by the Underwriters from the Issuer, the initial public offering price, the selling concession and reallowance, if any, and such other information as the Obligors and the Underwriters deem appropriate in connection with the offering of the Securities. The Obligors will within the time periods specified by Rule 424(b) transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424(b) of the Securities Act and will furnish to the Underwriters as many copies of the Final Prospectus as you shall reasonably request.

(b) Prior to the termination of the offering of the Securities, the Obligors will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless you have been furnished a copy for review prior to filing and the Obligors will not file any such proposed amendment or supplement to which you reasonably object. The Obligors will promptly advise you (1) when the Final Prospectus, and any supplement thereto, has been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, (5) of the receipt by the Obligors of any notice of objection to the use of the Registration Statement, any amendment or supplement thereto pursuant to Rule 401(g)(2) under the Securities Act, any Preliminary Prospectus, or the Final Prospectus, and (6) of the receipt by the Obligors of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Obligors will use their reasonable best efforts to prevent the issuance of any such stop order or notice of objection or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) The Obligors shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(d) The Obligors will prepare a final term sheet (the “Final Term Sheet”), containing solely a description of final terms of the Securities and the offering thereof, substantially in the form set forth in Exhibit B hereto and in the form approved by you and attached as Schedule III hereto and will file the Final Term Sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule.

(e) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Obligors promptly will (i) notify you so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) subject to the first sentence of paragraph 5(b) above, amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(f) If, at any time when a prospectus relating to the Securities, in the opinion of counsel for the Underwriters, is required to be delivered under the Securities Act, any event or development occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act, the Obligors promptly will (i) notify you thereof (provided, however, that any press release notifying the public thereof shall satisfy the requirements of this clause (i)); (ii) subject to the first sentence of paragraph 5(b) above, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(g) Embraer will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders and to the Underwriters as soon as practicable an earnings statement as defined in Rule 158 for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(h) Upon request, the Obligors will furnish to the Underwriters and to counsel for the Underwriters, without charge, signed or conformed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriters may reasonably request.

(i) Each Obligor agrees that, unless it has or shall have obtained the prior written consent of the Underwriters, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Obligors with the Commission or retained by the Obligors under Rule 433 under the Securities Act, other than a Free Writing Prospectus containing the information contained in the Final Term Sheet prepared and filed pursuant to Section 5(d) hereto; provided that the prior written consent of the Underwriters shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto. Any such Free Writing Prospectus consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each Obligor agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j) The Obligors will apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in the Disclosure Package and the Final Prospectus.

(k) The Obligors will endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions of the States comprising the United States as the Underwriters shall reasonably request and will continue such qualifications in effect so long as required for the distribution and resale of the Securities; provided, however, that the Obligors shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject; and provided, further, that the Obligors shall not be obligated to maintain any such qualification for more than one year from the date of this Agreement.

(l) Other than the Securities, during the period from the date hereof through and including the date that is 30 days after the date of the Applicable Time, the Obligors will not, without the prior written consent of the Underwriters, issue, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Obligors and having a tenor of more than one year; provided that nothing in this clause is intended to prevent (i) the entry into financing agreements to prepay any existing indebtedness of Embraer; (ii) Embraer from entering into any export financing transaction with multilateral agencies; (iii) Embraer from entering into any financing from Financiadora de Estudos e Projetos – FINEP or the Banco Nacional de Desenvolvimento Econômico e Social – BNDES; or (iv) working capital loans.

(m) Embraer will furnish, upon request of an Underwriter, for a period of two years from the date of the Agreement (unless otherwise publicly available on the Commission’s EDGAR website or Embraer’s website): (i) copies of any reports or other communications that Embraer shall send to its shareholders or that Embraer shall from time to time publish or publicly disseminate; (ii) copies of all annual and other reports filed with the Commission on Forms 20-F and 6-K, respectively, or such other similar form as may be designated by the Commission; and (iii) copies of documents or reports filed with any securities exchange on which any class of securities of Embraer is listed, in each case, as soon as such reports, communications or documents become available.

(n) The Obligors will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(o) The Obligors will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any debt security of the Issuer, including the Securities.

(p) The Obligors will take all reasonable action necessary to enable Standard & Poor’s Rating Services, a division of McGraw Hill, Inc. (“S&P”) and Fitch Ratings Inc. (“Fitch”) to provide their respective ratings of the Securities.

(q) The Obligors will use their reasonable best efforts to list the Securities on the New York Stock Exchange.

(r) All payments to be made by the Obligors to the Underwriters under this Agreement shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts by Brazil or the Netherlands or any other jurisdiction from or through which payment is made or in which any Obligor is incorporated or resident for tax purposes or by any department, agency or other political subdivision or taxing authority thereof or therein (any such jurisdiction, including Brazil and the Netherlands, a “Relevant Taxing Jurisdiction”), and all interest, penalties or similar liabilities with respect thereto (collectively, “Taxes”). If any Taxes are required by law to be deducted or withheld from a Relevant Taxing Jurisdiction in connection with such payments, the Obligors will pay an additional amount (“Additional Amount”) so that the full amount of such payment is received by the Underwriters; provided, however, that such Additional Amount will not be paid (i) on account of any Taxes imposed or withheld by reason of the failure by the Underwriters to comply with a reasonable request of the payer addressed to the Underwriters to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Underwriters, required by a statute, treaty, regulation or administrative practice of the jurisdiction imposing such Taxes as a precondition to exemption from all or part of such Taxes; provided that (a) any such certification, identification, documentation or other evidence would not be materially more onerous, in form, procedure, or substance, than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as U.S. Internal Revenue Service Forms W-8BEN, W-8BEN-E and W-9) and (b) the

Obligors have notified the Underwriters in writing of such certification, identification, documentation or other evidence requirements at least 30 days before the applicable payment date or (ii) to an Underwriter to the extent such Underwriter is subject to such Taxes by reason of any present or former connection between such Underwriter and the Relevant Taxing Jurisdiction, otherwise than solely from the execution of the Transaction Documents or the receipt of payments hereunder or thereunder or the exercise or enforcement of rights hereunder or thereunder. If applicable, and upon reasonable request, the Obligors shall provide to the Underwriters evidence of such payment of Taxes made to the Relevant Taxing Jurisdiction within thirty (30) days thereof and shall also provide to the Underwriters any official tax receipt or other documentation issued by the appropriate Relevant Taxing Jurisdiction with respect to such payment.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to (i) the accuracy of the representations and warranties of the Obligors contained herein at the Applicable Time and the Closing Date, (ii) the accuracy of the statements of the Obligors made in any certificates pursuant to the provisions hereof, (iii) the performance by the Obligors of their obligations hereunder and (iv) the following additional conditions:

(a) The Issuer and Embraer shall have requested and caused Milbank LLP, U.S. counsel to the Issuer and Embraer, to furnish to the Underwriters its opinion and negative assurance letter, dated the Closing Date and addressed to the Underwriters, in form and substance acceptable to the Underwriters’ counsel.

(b) The Issuer and Embraer shall have requested and caused Thalita Alfano Sulas Grandis, Esq., General Counsel of Embraer, to furnish to the Underwriters her opinion and negative assurance letter, dated the Closing Date and addressed to the Underwriters, in form and substance acceptable to the Underwriters’ counsel.

(c) The Issuer and Embraer shall have requested and caused Loyens & Loeff N.V., Dutch counsel to the Issuer, to furnish to the Underwriters its opinion, dated the Closing Date and addressed to the Underwriters, in form and substance acceptable to the Underwriters’ counsel.

(d) The Underwriters shall have received from White & Case LLP, U.S. counsel to the Underwriters, such negative assurance letter and opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Notes, the Guarantee, the Indenture, the Registration Statement, the Disclosure Package and the Final Prospectus and other related matters as the Underwriters may reasonably require, and the Issuer and Embraer shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such negative assurance letter and opinions, White & Case LLP may rely as to all matters governed by Brazilian law upon the opinion or opinions of Madrona Fialho Advogados and as to all matters governed by Dutch law upon the opinion of Loyens & Loeff N.V.

(e) The Underwriters shall have received from Madrona Fialho Advogados, Brazilian counsel to the Underwriters, such negative assurance letter and opinions, dated the Closing Date and addressed to the Underwriters, with respect to the incorporation of Embraer, the valid authorization by Embraer of the incorporation of the Issuer, the validity of the Notes and the Guarantee, the Registration Statement, the Disclosure Package, the Final Prospectus and other related matters under Brazilian law as the Underwriters may require, and the Issuer and Embraer shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such negative assurance letter and opinions, Madrona Fialho Advogados may rely as to all matters governed by U.S. federal and New York state law upon the opinion or opinions of White & Case LLP and to all matters governed by Dutch law upon the opinion of Loyens & Loeff N.V.

(f) Each Obligor shall have furnished to the Underwriters a certificate of such Obligor, signed, in the case of Embraer, by its Chief Financial Officer and another executive officer and, in the case of the Issuer, by two authorized signatories, dated the Closing Date, to the effect that such officers have carefully examined the Registration Statement, the Disclosure Package and the Final Prospectus, including any amendment or supplement thereto, and this Agreement and that:

(i) the representations and warranties of the Issuer and Embraer in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date; and each of the Issuer and Embraer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or under Section 8A of the Securities Act have been instituted or, to the Obligors’ knowledge, threatened; and no notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form has been received;

(iii) since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change or any development involving a material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity or results of operations of Embraer and its Subsidiaries, taken as a whole, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto); and

(iv) since the Applicable Time, there has not been any decrease in the rating of any of the debt securities issued by or guaranteed by the Obligors by any “nationally recognized statistical rating organization” (as such term is defined under Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(g) Embraer shall have furnished to the Underwriters a certificate signed by its Chief Financial Officer, dated the date hereof and the Closing Date, with respect to certain items not otherwise subject of the “comfort letters” delivered pursuant to Sections 6(i) and 6(j) below.

(h) At the Applicable Time and at the Closing Date, the Obligors shall have requested and caused KPMG Auditores Independentes Ltda., registered public accounting firm for the Embraer, to furnish to the Underwriters letters with respect to Embraer dated, respectively, as of the Applicable Time and as of the Closing Date, in form and substance satisfactory to the

Underwriters, confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the Exchange Act and covering the matters that are covered by “comfort” letters prepared in accordance with Auditing Standard 6101 – “Letters for Underwriters and Certain Other Requesting Parties” (“AS 6101”) as issued by the Public Company Accounting Oversight Board (United States) (“PCAOB”), with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Final Prospectus (it being understood that such letters shall use a “cut-off” date no more than three business days prior to the Applicable Time or the Closing Date, as the case may be).

(i) At the Applicable Time, the Obligors shall have requested and caused PricewaterhouseCoopers Auditores Independentes Ltda., registered public accounting firm for the Embraer, to furnish to the Underwriters letters with respect to Embraer dated as of the Applicable Time, in form and substance satisfactory to the Underwriters, covering the matters that are ordinarily covered by “comfort” letters prepared in accordance with AS 6101 as issued by the PCAOB. with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Final Prospectus.

(j) Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, there shall not have occurred any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), business, properties, results of operations or prospects of Embraer and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus, the effect of which is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus.

(k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(l) The Obligors shall have applied to list the Securities on the New York Stock Exchange.

(m) The Securities shall be eligible for clearance and settlement through the facilities of DTC.

(n) Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the debt securities issued by or guaranteed by the Obligors by any “nationally recognized statistical rating organization” (as such term is defined under Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(o) Prior to the Closing Date, the Obligors shall have furnished to the Underwriters such resolutions, consents and authorizations relating to the issuance of the Securities and such further information, certificates and documents as the Underwriters may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriters and U.S. and Brazilian counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Obligors in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered on the Closing Date at the office of White & Case LLP, U.S. counsel to the Underwriters, at 1221 Avenue of the Americas, New York, New York 10020.

7. Reimbursement of Expenses. If (i) this Agreement is terminated pursuant to Section 11, (ii) the Obligors for any reason fail to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement except for termination pursuant to Section 9, the Obligors, jointly and severally, agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the documented fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby as set forth in Section 10.

8. Indemnification and Contribution. (a) The Obligors, jointly and severally, agree to indemnify and hold harmless each Underwriter, its Affiliates, directors, officers, employees, agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, documented fees and other expenses of counsel incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus or any other written information used by the Obligors in connection with the offer or sale of the Securities (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter Information (as defined above).

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Obligors, their respective directors, officers or employees and each person, if any, who controls the Obligors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter Information (as defined above).

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 8(a) or Section 8(b), such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it did not otherwise learn of such action and has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel (including local counsel) reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the documented fees and expenses of such proceeding and shall pay the documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel (including local counsel), but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of counsel (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its Affiliates, directors, officers, employees, agents and any control persons of such Underwriter shall be designated in writing by the Underwriters and any such separate firm for the Obligors, its Affiliates, directors, officers, employees, agents and any control persons of the Obligors shall be designated in writing by either of the Obligors. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened claim, action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder (whether or not an Indemnified Person is an actual or potential party to such claim or action) by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such claim, action, suit or proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in Section 8(a) and Section 8(b) is unavailable for any reason to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (including legal or other expenses incurred in connection with investigating or defending any loss, claim, damage, liability or action) (i) in such proportion as is appropriate to reflect the relative benefits received by the Obligors, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is unavailable for any reason, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Obligors, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Obligors, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Obligors from the sale of the Securities and the total discounts and commissions received by the Underwriters in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Obligors, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Obligors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Obligors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 8(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

9. Default by an Underwriter. If one or more of the Underwriters shall fail at the Closing Date to purchase the Securities which it or they are obligated to purchase under the Agreement (the “Defaulted Securities”), then you shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, by the end of such 36 hours you shall not have completed such arrangements for the purchase of all the Defaulted Securities then:

(a) if the aggregate amount of Defaulted Securities does not exceed 10% of the aggregate amount of the Securities to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

(b) if the aggregate amount of Defaulted Securities exceeds 10% of the aggregate amount of the Securities to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriter or the Obligors.

In the event of a default by any Underwriter or Underwriters as set forth in this Section 9, either you or the Obligors shall have the right to postpone the Closing Date for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under the Agreement.

10. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Obligors, jointly and severally, agree to pay or cause to be paid all costs and expenses incident to the performance of its respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any stamp or other taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Registration Statement, the Disclosure Package and the Final Prospectus (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the documented fees and expenses of the Obligors’ counsel and independent registered public accounting firms; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate (including the related documented fees and expense of U.S. and Brazilian counsel for the Underwriters) and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of U.S. counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Obligors and the Underwriters in connection with any “road show” presentation (including any electronic “road show” presentation) to potential investors; (x) all expenses and application fees related to the listing of the Securities on the New York Stock Exchange; (xi) the travel and related expenses incurred by the Obligors and the Underwriters in connection with attending or hosting “road show” meetings with, or presentations to, prospective purchasers of the Securities; and (xii) the documented fees and expenses of the U.S. and Brazilian counsel to the Underwriters; provided, however, that any individual cost and expense in excess of US$5,000 shall be previously approved by the Obligors.

11. Termination. This Agreement may be terminated in the absolute discretion of the Underwriters, by notice to the Obligors, if after the execution and delivery of this Agreement and on or prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the B3 S.A. – Brasil, Bolsa, Balcão (São Paulo Stock Exchange), the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Obligors shall have been suspended on any securities exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal, New York State, Brazilian or Dutch authorities or a material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism or declaration of national emergency or any change in financial markets or any calamity or crisis, either within or outside Brazil, the Netherlands and/or the United States, that, in the judgment of the Underwriters, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Disclosure Package and the Final Prospectus.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Obligors or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Obligors or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of 7, 8 and 10 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or faxed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Fax: (646) 291-1469; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Latin America Debt Capital Markets; Morgan Stanley & Co.

LLC, 1585 Broadway New York, New York 10036 United States of America, Attention: High Yield Syndicate Desk, with a copy to the Legal Department; and PNC Capital Markets LLC, 300 Fifth Avenue Floor 10, Pittsburgh, PA 15222, Attention: Debt Capital Markets Fixed Income Transaction Execution (Facsimile No.: +1 412.762.2760); BofA Securities, Inc., 114 W 47th Street, NY8-114-07-01, New York, New York 10036, Facsimile: (646) 855-5958, Attention: High Grade Transaction Management/Legal, Email: dg.hg_ua_notices@bofa.com; Banco Bradesco BBI S.A., Avenida Presidente Juscelino Kubitschek, No. 1,309, 10th Floor, 04543-011, São Paulo – SP, Brazil, Attention: International Fixed Income Department (Call Collect: +55 11 3847-5603); Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, New York 10019, Attention: Debt Capital Markets; Santander US Capital Markets LLC, 437 Madison Ave, 7th Floor, New York, New York 10022, Attention: Debt Capital Markets (Facsimile No.: +1 (212) 407-0930); or, if sent to the Obligors, will be mailed, delivered or faxed to Embraer S.A., Avenida Nações Unidas, 8501, 30th Floor, Eldorado Business Tower, São Paulo, SP, 05425-070, Brazil, Attention: Legal Department.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15. Jurisdiction. The Obligors agree that any suit, action or proceeding against the Obligors brought by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any U.S. federal or New York state court in the Borough of Manhattan, The City of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Obligors hereby appoints Cogency Global, Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any U.S. federal or New York state court in the Borough of Manhattan, The City of New York, by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Obligors hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Obligors agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid for a period of seven years. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Obligors. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in any court of competent jurisdiction in Brazil or the Netherlands.

The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

16. Applicable Law. This Agreement will be governed by, and construed in accordance with, the law of the State of New York. The transactions contemplated by this Agreement have been proposed by the Underwriters for the purposes of Article 9, paragraph 2, of Brazilian Decree-Law No. 4,657, dated September 4, 1942, as amended, and for no other purpose or reason whatsoever.

17. Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “U.S.$,” is of the essence. To the fullest extent permitted by law, the obligation of the Obligors in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Issuer or Embraer will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Issuer or Embraer not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

18. Waiver of Immunity. To the extent that any of the Issuer or Embraer has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Obligors hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

19. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, whether oral or written, between the parties, with respect to such subject matter.

20. Counterparts. This Agreement, and any documents or instruments delivered pursuant to or in connection with this Agreement, may be executed in any number of counterparts, each of which, when executed and delivered, shall constitute a duplicate original, but all counterparts together shall constitute a single instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. Federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22. Nature of Relationship between the Issuer, Embraer and Underwriters. The Obligors acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Obligors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Issuer or Embraer or any other person. Additionally, no Underwriter is advising the Issuer or Embraer or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Obligors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Obligors with respect thereto. Any review by an Underwriter of the Obligors and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter, as the case may be, and shall not be on behalf of the Issuer or Embraer or any other person.

23. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Obligors, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

24. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as hereinafter defined) becomes subject to a proceeding under a U.S. Special Resolution Regime (as hereinafter defined), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as hereinafter defined) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as hereinafter defined) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 24, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Obligors and the several Underwriters.

EMBRAER NETHERLANDS FINANCE B.V.

By:	/s/ Felipe Santana Santiago de Lima
Name: Felipe Santana Santiago de Lima
Title: Management Board Member

By:	/s/ Andreia Pereira de Jesus
Name: Andreia Pereira de Jesus
Title: Management Board Member

Witnesses

By:	/s/ Luiz Augusto Cutti
Name: Luiz Augusto Cutti

By:	/s/ Maria Carolina Delfini
Name: Maria Carolina Delfini

EMBRAER S.A.

By:	/s/ Francisco Gomes Neto
Name: Francisco Gomes Neto
Title: President & CEO

By:	/s/ Antonio Carlos Garcia
Name: Antonio Carlos Garcia
Title: Executive Vice President, Financial and Investor Relations

Witnesses

By:	/s/ Luiz Augusto Cutti
Name: Luiz Augusto Cutti

By:	/s/ Maria Carolina Delfini
Name: Maria Carolina Delfini

Accepted and agreed to as of the date first above written:

Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

Accepted and agreed to as of the date first above written:

Goldman Sachs & Co. LLC

By:	/s/ Sam Chaffin
Name: Sam Chaffin
Title: Vice President

Accepted and agreed to as of the date first above written:

J.P. Morgan Securities LLC

By:	/s/ Lane Feler
Name: Lane Feler
Title: Executive Director

Accepted and agreed to as of the date first above written:

Morgan Stanley & Co. LLC

By:	/s/ Victor Mendez
Name: Victor Mendez
Title: Executive Director

Accepted and agreed to as of the date first above written:

PNC Capital Markets LLC

By:	/s/ Christian Percy
Name: Christian Percy
Title: Senior Associate

Accepted and agreed to as of the date first above written:

BofA Securities, Inc.

By:	/s/ Maxim Volkov
Name: Maxim Volkov
Title: Managing Director

Accepted and agreed to as of the date first above written:

Banco Bradesco BBI S.A.

By:	/s/ Gilberto Noboru Nakayasu
Name: Gilberto Noboru Nakayasu
Title: Authorized Signatory

By:	/s/ Caio Andrade Cesar
Name: Caio Andrade Cesar
Title: Authorized Signatory

Accepted and agreed to as of the date first above written:

Credit Agricole Securities (USA) Inc.

By:	/s/ Gordon F. Kingsley, Jr.
Name: Gordon F. Kingsley, Jr.
Title: Managing Director

By:	/s/ Ivan Hrazdira
Name: Ivan Hrazdira
Title: Managing Director

Accepted and agreed to as of the date first above written:

Santander US Capital Markets LLC

By:	/s/ Richard Zobkiw
Name: Richard Zobkiw
Title: Executive Director

SCHEDULE I

Name of Underwriter	Principal Amount of Notes to be Purchased (U.S.$)
Citigroup Global Markets Inc.	72,223,000
Goldman Sachs & Co. LLC	72,223,000
J.P. Morgan Securities LLC	72,222,000
Morgan Stanley & Co. LLC	72,222,000
PNC Capital Markets LLC	72,222,000
BofA Securities, Inc.	72,222,000
Banco Bradesco BBI S.A.	72,222,000
Credit Agricole Securities (USA) Inc.	72,222,000
Santander US Capital Markets LLC	72,222,000
Total	650,000,000

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES

Issuer Free Writing Prospectuses for inclusion in the Disclosure Package

•	Final Term Sheet, dated February 6, 2025, relating to the Securities (as filed pursuant to Ruled 433 under the Securities Act).

General Issuer Free Writing Prospectuses

•	Roadshow Presentation

SCHEDULE III

PRICING TERM SHEET

Embraer Netherlands Finance B.V.

U.S.$650,000,000 5.980% Notes due 2035

Unconditionally Guaranteed by Embraer S.A.

February 6, 2025

ISSUER:	Embraer Netherlands Finance B.V. (the “Issuer”), registered with the trade register of the Dutch Chamber of Commerce (Kamer van Koophandel) under number 63376431

GUARANTOR:	Embraer S.A. (the “Guarantor”)

SECURITY TITLE:	5.980% Notes due 2035 (the “Notes”)

OFFERING FORMAT:	SEC Registered

PRINCIPAL AMOUNT:	U.S.$650,000,000

RANKING:	The Notes and the Guarantee will be general, senior, unsecured obligations and will rank equal in right of payment with all of the Issuer’s and the Guarantor’s existing and future senior unsecured indebtedness, respectively. The Notes and the guarantee will be (i) effectively subordinated to all of the Issuer’s and the Guarantor’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, respectively, and (ii) structurally subordinated to all of the existing and future liabilities of the Guarantor’s subsidiaries (other than the Issuer).

CURRENCY:	U.S. dollars

SETTLEMENT DATE*:	February 11, 2025 (T+3)

MATURITY DATE:	February 11, 2035

COUPON:	5.980% per annum

DAY COUNT:	30/360

ISSUE PRICE:	99.688% of the principal amount

BENCHMARK TREASURY:	4.250% due November 15, 2034

BENCHMARK TREASURY PRICE AND YIELD:	98-15+ / 4.442%

SPREAD TO BENCHMARK TREASURY:	+158 basis points

YIELD TO MATURITY:	6.022%

DENOMINATIONS:	U.S.$2,000 and U.S.$1,000 in excess thereof

GROSS PROCEEDS:	U.S.$647,972,000

INTEREST PAYMENT DATES:	February 11 and August 11, commencing on August 11, 2025

OPTIONAL REDEMPTION:	Prior to November 11, 2034, the Issuer may, at its option, redeem the Notes, in whole or in part, at any time, by paying the greater of (i) 100% of the principal amount of the Notes and (ii) the applicable “make-whole” amount at Treasury Rate plus 25 basis points, and, on or after November 11, 2034 at 100% of the principal amount of the Notes.

OPTIONAL TAX REDEMPTION:	The Issuer or any Guarantor may, at its option, redeem the Notes, in whole but not in part, at 100% of the principal amount of the Notes upon the occurrence of specified events relating to certain tax jurisdictions.

EXPECTED RATINGS**:	BBB- (S&P) / BBB- (Fitch)

CLEARING:	The Depository Trust Company

EXPECTED LISTING:	The Issuer will apply to list the Notes on the New York Stock Exchange.

CUSIP/ISIN:	CUSIP: 29082HAE2 ISIN: US29082HAE27

GOVERNING LAW:	State of New York

*

Delivery of the Notes will be made to investors on or about February 11, 2025, which will be the third business day following the date hereof. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the business day preceding the date of delivery will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement.

**	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The information in this Pricing Term Sheet supplements the preliminary prospectus supplement, dated February 5, 2025 (the “Preliminary Prospectus Supplement”), and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus Supplement.

The Issuer and the Guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. You may access these documents without charge by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Underwriters can arrange to send you the prospectus supplement and prospectus if you request it by calling Citigroup Global Markets Inc. at +1 (800) 831-9146; Goldman Sachs & Co. LLC at +1 (866) 471-2526; J.P. Morgan Securities LLC at +1 (866) 834-4666; Morgan Stanley & Co. LLC at +1 (866) 718-1649; PNC Capital Markets LLC at +1 (855) 881-0697; BofA Securities, Inc. at +1 (800) 294-1322; Banco Bradesco BBI S.A. at +1 (646) 432-6642; Credit Agricole Securities (USA) Inc. at +1 (866) 807-6030; Santander US Capital Markets LLC at +1 (855) 403-3636.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.